EXHIBIT 99.1

EMPLOYMENT AGREEMENT

                                THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of November 19, 2005 (the “Effective Date”), is between Array BioPharma Inc., a Delaware corporation (the “Company”), and Robert E. Conway (“Employee”).

                                In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             Employment.  The Company hereby employs Employee and Employee hereby agrees to be employed by the Company for the period and upon the terms and conditions hereinafter set forth.

2.             Capacity and Duties.  Employee shall be employed by the Company as Chief Executive Officer. During his employment Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability, under the direction of the Board of Directors.  Employee shall devote his entire working time, attention and energies to the business of the Company.  His actions shall at all times be such that they do not discredit the Company or its products and services.  Employee shall not engage in any other business activity or activities that conflict with the proper performance of Employee’s duties hereunder.  In general, personal investments in which Employee owns less than 5% of the outstanding capital of a particular enterprise and that do not involve any significant services by Employee shall not be deemed to conflict with the proper performance of Employee’s duties.  Employee shall be permitted to serve on a maximum of three outside boards of directors, subject to the reasonable prior approval of the Company’s Compensation Committee.  The Company agrees that Employee’s continued service as a Director of DEMCO, Inc. and of PRA International does not currently conflict with Employee’s performance of his duties hereunder, and such continued service is approved.  Employee may serve on additional boards of directors of charitable organizations if prior approval is obtained from the Company’s Board of Directors.

3.             Compensation.

(a)           For all services rendered by Employee the Company shall pay Employee during the term of this Agreement an annual salary as set forth herein, payable semimonthly in arrears.  Employee’s initial annual salary shall be $375,000 commencing with fiscal year 2006.  During the term of this Agreement, the amount of Employee’s salary shall be reviewed at periodic intervals and, upon agreement of the parties hereto, appropriate adjustments in such salary may be made on an annual or more frequent basis, as determined by, and at the discretion of the Board of Directors.

(b)           Employee shall also be eligible for a performance bonus for each fiscal year beginning in fiscal year 2006, or portion thereof, that Employee is employed by the Company (the “Performance Bonus”).  The Performance Bonus shall be based on Employee’s base salary and the achievement of performance criteria to be established by the Board of Directors under a Management Bonus Plan (the “Management Bonus Plan”), which, in consultation with Employee, the Compensation Committee shall develop and recommend to the Board of Directors of the Company for each fiscal year and which shall apply to Employee and other members of the Company’s senior management. The performance criteria under the Management Bonus Plan shall include such items as performance of the Company compared to its fiscal year plan and budget; new business and customer development by the Company; and operational efficiency of the Company.  It shall be a condition to Employee’s receipt of a Performance Bonus in any given year that Employee achieves certain minimum performance criteria to be established under the Management Bonus Plan.  It is anticipated that the Performance Bonus for any particular fiscal year will range between 20% and 60%, with a target of 40%, of Employee’s base salary; provided that the minimum performance criteria are achieved.  The Performance Bonus may be paid in cash or in equity, at the discretion of the Board of Directors.  The Performance Bonus shall be payable to Employee upon achievement of the minimum performance criteria and not later than 60 days following receipt by the Board of Directors of the Company’s audited financial statements for that fiscal year.

(c)           In addition to salary payments as provided in Section 3(a), the Company shall provide Employee, during the term of this Agreement, with the benefits of such medical insurance plans, hospitalization plans and other employee fringe benefit plans as shall be generally provided to employees of the Company and for which Employee may be eligible under the terms and conditions thereof.  Nothing herein contained shall require the Company to adopt or maintain any such employee benefit plans.

(d)           During the term of this Agreement, except as otherwise provided in Section 5(b), Employee shall be entitled to sick leave and annual vacation consistent with the Company’s customary sick leave and vacation policies.

(e)           During the term of this Agreement the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in the performance of his duties under this Agreement upon presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

4.             Term.  Unless sooner terminated in accordance with Section 5, the initial term of this Agreement shall be for four years from the Effective Date hereof, and thereafter shall continue for one year terms from year to year unless and until either party shall give notice to the other at least 60 days prior to the end of the initial or then current renewal term of his or its intention to terminate at the end of such term.  The provisions of Sections 6, 7, 8, 9, 10, 11, 12 and 13 shall remain in full force and effect notwithstanding the termination of this Agreement.

5.             Termination and Severance.

                                (a)           If Employee dies during the term of this Agreement, (i) the Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs; (ii) this Agreement shall be considered terminated on the last day of such month; and (iii) the Company shall cause any issued but unvested equity awards granted to Employee to immediately vest.

                                (b)           If during the term of this Agreement Employee is prevented from performing his duties by reason of illness or incapacity for a continuous period of 120 days, the Company may terminate this Agreement upon 30 days’ prior notice thereof to Employee or his duly appointed legal representative.  For the purposes of this Section 5(b), a period of illness or incapacity shall be deemed “continuous” notwithstanding Employee’s performance of his duties during such period for continuous periods of less than 15 days in duration.

                                (c)           The Company may terminate this Agreement at any time, upon 10 days’ prior notice, for Employee’s (i) gross negligence in the performance of his duties, upon notice of same from Company and failure to cure within 30 days; (ii) intentional misconduct, including but not limited to, commission of any felony, or of any misdemeanor involving dishonesty or moral turpitude, or violation of any state or federal law in the course of his employment; or theft or intentional misuse of the Company’s property or time; or (iii) material breach of any obligation created by this Agreement (including the Noncompete Agreement and Confidentiality and Inventions Agreement incorporated by reference in Sections 6 and 7 below).

                                (d)           The Company or Employee may terminate this Agreement at any time for any or no reason upon at least 30 days’ notice to the other.  In the event that Employee is removed from his position as Chief Executive Officer of the Company, or his duties as Chief Executive Officer are materially diminished, or Employee is not elected to serve as a member of the Board of Directors during the term of this Agreement, Employee may elect to treat any such event, by notice of termination within 30 days of its occurrence, as a termination by the Company pursuant to this Section 5(d).

(e)           If this Agreement is terminated by the Company pursuant to Sections 5(b) or 5(d), then (i) the Company shall pay as severance to Employee one years’ current base salary (provided that a termination by the Company resulting from a Change of Control defined in Section 5(f) shall cause the severance payment to be increased to two years’ current base salary) payable commencing on the first date such amounts may be paid to Employee without incurring an additional tax under Section 409A of the Internal Revenue Code (the time from the date of Employee’s termination until such date being the “Section 409A Time Period”) as follows: (A) a lump sum amount equal to the number of months during the Section 409A Time Period multiplied by Employee’s monthly base salary and (B) the remaining amount in equal monthly installments thereafter in accordance with the Company’s standard payroll practices, in each case subject to all applicable deductions and withholdings; (ii) the Company shall, within 60 days from receipt of the audited financial statements for that fiscal year, but not sooner than expiration of the Section 409A Time Period, pay to Employee any Performance Bonus for which Employee would be eligible for that year, pro-rated based on the date of Employee’s termination; and (iii) the Company shall pay the premiums for continuation of the health insurance benefits for Employee and, if applicable, his eligible dependents under COBRA at substantially the same level of coverage in effect immediately preceding such termination for 12 months following the last day of the month in which the termination occurs, provided that if Employee becomes reemployed by another employer and is eligible to receive health insurance benefits under the plans of such other employer, then the health insurance benefits described herein shall be secondary to those provided under such other plans during such applicable period of eligibility. As a condition to receiving any severance payments under this Agreement, Employee shall execute a release reasonably acceptable to the Company and Employee, and shall comply with his obligations under the Noncompete Agreement and Confidentiality and Inventions Agreement incorporated by reference in Sections 6 and 7 of this Agreement.

(f)            In the event of a consolidation or merger involving the Company in which the Company is not the surviving entity or any transaction in which more than 50% of the Company’s voting power is transferred or more than 50% of the Company’s assets are sold (a “Change of Control”), then the vesting of 100% of outstanding and unvested equity awards granted to Employee as of the date of such event shall be accelerated to occur immediately upon such event.

(g)           If Employee gives notice of termination pursuant to Section 5(d), the Company may, at its option, terminate Employee immediately upon payment to Employee of 30 days salary or salary for the remainder of the notice period, whichever is less, subject to all applicable deductions and withholdings.  A termination initiated by Employee pursuant to the first sentence of Section 5(d) shall cause no acceleration of vesting of equity awards, shall cause Employee to forfeit his eligibility for a Performance Bonus for that fiscal year, and shall create no severance obligation under Section 5(e).

6.             Confidential Information.  This Agreement incorporates by reference all the terms of that certain Confidentiality and Inventions Agreement between Employee and the Company, as if fully set forth herein.

7.             Covenants Not to Compete or Interfere.  This Agreement incorporates all the terms of that certain Noncompete Agreement between Employee and the Company, as if fully set forth herein.  The parties hereby acknowledge that any severance payments made under Section 5 of this Agreement shall be consideration for Employee’s covenant not to compete with the Company.

8.             Compliance with Revenue Code Section 409A. To the extent Employee would be subject to an additional tax imposed on certain deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such tax and the parties shall promptly execute any amendment reasonably necessary to implement this Section 8.

9.             Excise Tax Restoration Payment.  In the event that it is determined that any payment or distribution of any type to or for the benefit of Employee made by the Company, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of an employment agreement or otherwise (the “Total Payments”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then Employee shall be entitled to receive an additional payment (an “Excise Tax Restoration Payment”) in an amount that shall fund the payment by Employee of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax

Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration or any Excise Tax.

10.           Waiver of Breach.  A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

11.           Severability.  It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 11 in the particular jurisdiction in which such adjudication is made.

12.           Notices.  All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, addressed as follows:  (i) If to the Company: to its principal office at 3200 Walnut Street, Boulder, Colorado 80301;  (ii) If to Employee: to 1167 Pintail Court, Boulder Colorado 80303; or such other address as either party may hereafter designate by notice as herein provided.  Notwithstanding the foregoing provisions of this Section 12, so long as Employee is employed by the Company any such communication, request, consent or other notice shall be deemed given if delivered as follows:  (x) If to the Company, by hand delivery to any executive officer of the Company other than Employee, and (y) If to Employee, by hand delivery to him.

13.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to choice of law provisions thereof, and the parties each agree to exclusive jurisdiction in the state and federal courts in Colorado.

14.           Assignment.  The Company may assign its rights and obligations under this Agreement to any affiliate of the Company or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee.  Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

15.           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.  Without limiting the foregoing, the Company and Employee agree that that certain Employment Agreement between the Company and Employee dated as of November 16, 2001 is terminated and superseded in its entirety by this Agreement.

16.           Amendments.  No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the party sought to be charged with such amendment, revocation or waiver.

17.           Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

***Signature Page Follows***

                IN WITNESS WHEREOF the parties have executed this Agreement this 1st day of March 2006 effective as of the Effective Date hereof.

COMPANY:

ARRAY BIOPHARMA INC.

By:	/s/ Kyle Lefkoff
Name:	Kyle Lefkoff
Title:	Chairman

EMPLOYEE:

/s/ Robert E. Conway
ROBERT E. CONWAY